EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Petrolia Energy Corporation (the “Company”) on Form 10-Q for the quarter ending June 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), Zel C. Khan, the Principal Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

August 21, 2017
By: /s/ Zel C. Khan
Zel C. Khan
Chief Executive Officer
(Principal Executive Officer)